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                                                                   EXHIBIT 11(c)







                           DRINKER BIDDLE & REATH LLP
                                ONE LOGAN SQUARE
                             18TH AND CHERRY STREETS
                           PHILADELPHIA, PA 19103-6996
                                  215-988-2700
                                FAX: 215-988-2757
                                   www.dbr.com


                                February 4, 2000

The Galaxy Fund
4400 Computer Drive
Westborough, MA  01581-5108

Dear Sir or Madam:

         We have acted as counsel for The Galaxy Fund (the "Fund"), a Massachusetts business trust in connection with the proposed acquisition by certain investment portfolios offered by the Fund (the "Acquiring Galaxy Funds") of substantially all of the assets and liabilities of the investment portfolios offered by Boston 1784 Funds (the "Acquired 1784 Funds") in exchange for Trust Shares, BKB Shares and Shares of the Acquiring Galaxy Funds.

         The aforementioned proposed acquisition is referred to herein as the "Reorganization." This opinion relates to shares of beneficial interest of the Fund (the "Shares") (par value $0.001 per Share) to be issued in the Reorganization and is furnished in connection with the Fund's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement").

         As counsel for the Fund, we are familiar with the proceedings taken by the Fund in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Fund's Declaration of Trust, as amended, its Code of Regulations, resolutions adopted by its Board of Trustees, the Registration Statement and the combined proxy statement and prospectus (the "Proxy Statement and Prospectus") contained therein, and such other legal and factual matters as we have considered necessary to render the opinion hereinafter set forth.

         In our examination, we have assumed that: (i) all documents submitted to us as originals are authentic, the signatures thereon are genuine and the persons signing the same were of legal capacity; (ii) all documents submitted to us as certified or photostatic copies conform to the


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original documents and that such originals are authentic; and (iii) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete and accurate.

         This opinion is based exclusively on the laws of the Commonwealth of Massachusetts and the federal law of the United States of America. We have relied on an opinion of Ropes & Gray, special Massachusetts counsel to the Fund, insofar as our opinion relates to matters arising under the laws of the Commonwealth of Massachusetts.

         On the basis of, and subject to, the foregoing and such other considerations as we deem relevant, we are of the opinion that upon the prior satisfaction of the conditions contained in the Agreement and Plan of Reorganization, a copy of which is set forth in the Proxy Statement and Prospectus constituting a part of the Registration Statement, the Shares, when issued pursuant to the Agreement and Plan of Reorganization and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable by the Fund.

         This opinion is solely for the use of the Fund and may not be referred to or used for any other purpose or relied on by any other persons without our prior written approval. This opinion is limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under section 7 of the Securities Act of 1933, and in so consenting we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                                  Very truly yours,




                                                  /s/ DRINKER BIDDLE & REATH LLP



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